Exhibit 99.1

January 26, 2016

JANUS CAPITAL GROUP INC. ANNOUNCES

FOURTH QUARTER AND FULL-YEAR 2015 RESULTS

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported fourth quarter 2015 net income of $46.6 million, or $0.25 per diluted share, compared with third quarter 2015 net income of $19.9 million, or $0.10 per diluted share ($0.22 as adjusted for early retirement of debt). Third quarter 2015 included a $0.12 per diluted share loss from the early retirement of all outstanding $344.5 million aggregate principal amount of the Company’s 6.70% Senior Notes due June 15, 2017. Fourth quarter 2014 net income was $46.7 million, or $0.24 per diluted share.

For the full-year 2015, net income totaled $155.8 million, or $0.80 per diluted share ($0.92 as adjusted for early retirement of debt), compared with net income of $154.4 million, or $0.81 per diluted share, for 2014.

Flows, Assets Under Management, and Exchange-Traded Products

Average assets under management during the fourth quarter 2015 were $191.2 billion compared with $192.1 billion during the third quarter 2015 and $179.2 billion during the fourth quarter 2014.

At December 31, 2015, JCG’s complex-wide assets totaled $192.3 billion compared with $185.0 billion at September 30, 2015, and $185.5 billion at December 31, 2014. The increase in complex-wide assets during the fourth quarter 2015 reflects net market appreciation of $7.2 billion, long-term net outflows of $0.6 billion and exchange-traded product net inflows of $0.7 billion. Fundamental equity (Janus and Perkins equity flows) and mathematical equity long-term net outflows of $1.5 billion each in the fourth quarter were offset by fixed income long-term net inflows of $2.4 billion.

Investment Performance

As of December 31, 2015, 55% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of December 31, 2015, 84%, 70% and 62% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

As of December 31, 2015, 82%, 100% and 82% of fixed income mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(3)

As of December 31, 2015, 74%, 53% and 67% of mathematical equity relative return strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively.(4)

(1)         For the period ending December 31, 2015, 49%, 52% and 60% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 49, 42 and 35 funds, respectively. 49 funds were included in the analysis for the Overall period.

(2)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2015, 71% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending December 31, 2015, 67%, 61%, 62% and 69% of the 39, 38, 34 and 29 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2015, 100% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending December 31, 2015, 75%, 100%, 80% and 100% of the 8, 6, 5 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4)         For the period ending December 31, 2015, 100%, 80%, 100% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund — Class T (2/03); INTECH U.S. Managed Volatility Fund — Class I (12/05); INTECH International Managed Volatility Fund — Class I (5/07), INTECH Global Income Managed Volatility Fund — Class I (12/11), Janus Aspen INTECH U.S. Low Volatility Portfolio — Service Shares (9/12) and INTECH Emerging Markets Managed Volatility Fund — Class I (12/14).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2015	2014

Average Assets Under Management (in billions)	$191.2	$192.1	$190.6	$175.8
Ending Complex-Wide Assets (in billions)	$192.3	$185.0	$192.3	$185.5
Revenues	$267.8	$273.8	$1,076.2	$953.2
Operating Expenses	$187.0	$190.4	$753.9	$663.5
Operating Income	$80.8	$83.4	$322.3	$289.7
Operating Margin	30.2%	30.5%	29.9%	30.4%

Net Income Attributable to JCG	$46.6	$19.9	$155.8	$154.4

Diluted Earnings per Share	$0.25	$0.10	$0.80	$0.81

Fourth quarter 2015 revenues of $267.8 million decreased from third quarter 2015 due to lower investment management fees as a result of lower average assets under management. Higher negative performance fees also contributed to the decrease. Fourth quarter 2015 operating expenses of $187.0 million decreased from third quarter operating expenses of $190.4 million, primarily due to lower general, administrative and occupancy expense after third quarter 2015 expenses were higher from a charge related to an operational error.

Capital and Liquidity

At December 31, 2015, JCG had total equity of $1.7 billion, cash and investments of $691.5 million and outstanding debt of $406.1 million.

Cash flows from operations during the fourth quarter 2015 were $124.0 million compared with $122.0 million during the third quarter 2015 and $88.4 million during the fourth quarter 2014.

As part of its capital management, JCG repurchased 2,084,337 shares of its common stock at an average price of $14.90 per share and a total cost of $31.1 million during the fourth quarter 2015.

On January 19, 2016, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.09 per share. The quarterly dividend will be paid on February 25, 2016, to stockholders of record at the close of business on February 12, 2016.

Fourth Quarter 2015 Earnings Call Information

JCG will host a conference call and webcast to discuss its results on Tuesday, January 26, 2016, at 10 a.m. Eastern Daylight Time. To participate in the conference call, please dial (888) 397-5338 in the U.S. and Canada or (719) 325-2145 internationally. The webcast of the conference call and the slides used during the presentation can be accessed via the investor relations section of JCG’s website, www.janus.com/ir. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir for a period of at least seven days following the call.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm dedicated to delivering better outcomes for clients through a broad range of actively managed and smart beta investment solutions, including fixed income, equity, alternative and multi-asset class strategies. It does so through a number of distinct asset management investment platforms, including investment teams within Janus Capital Management LLC (Janus), as well as INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins), in addition to a suite of exchange-traded products under the VelocityShares brand as well as global macro fixed income products under the Kapstream brand. Each team brings distinct asset class expertise, perspective, style-specific experience and a disciplined approach to risk. Investment strategies are offered through open-end funds domiciled in both the U.S. and offshore, as well as through separately managed accounts, collective investment trusts and exchange-traded products.

At the end of December 2015, JCG’s complex-wide assets totaled $192.3 billion for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Singapore, Hong Kong, Tokyo, Melbourne, Sydney, Paris, The Hague, Zurich, Frankfurt, Dubai and Taipei.

Investor Relations Contact:	Media Contact:
John Groneman	Erin Passan
john.groneman@janus.com	erin.passan@janus.com
(303) 336-7466	(303) 394-7681

JANUS CAPITAL GROUP INC.

UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Revenues:
Investment management fees	$226.4	$231.0	$217.1	$913.7	$849.1
Performance fees	(1.9)	(1.2)	(0.8)	(9.8)	(48.0)
Shareowner servicing fees and other	43.3	44.0	38.5	172.3	152.1
Total revenues	267.8	273.8	254.8	1,076.2	953.2

Operating expenses:
Employee compensation and benefits	84.0	85.9	82.3	352.5	322.8
Long-term incentive compensation	19.3	17.6	15.2	76.8	51.3
Marketing and advertising	5.9	4.9	5.9	22.0	19.5
Distribution	35.3	36.8	32.5	141.0	131.0
Depreciation and amortization	9.0	9.0	6.6	33.0	25.6
General, administrative and occupancy	33.5	36.2	31.8	128.6	113.3
Total operating expenses	187.0	190.4	174.3	753.9	663.5

Operating income	80.8	83.4	80.5	322.3	289.7

Interest expense	(5.2)	(8.0)	(7.2)	(27.7)	(33.1)
Investment losses, net	(2.3)	(7.2)	(3.0)	(8.2)	(1.9)
Other income, net	4.3	1.2	3.1	3.2	3.0
Loss on early extinguishment of debt	—	(36.3)	—	(36.3)	—
Income tax provision	(29.3)	(13.2)	(26.6)	(94.0)	(102.3)

Net income	48.3	19.9	46.8	159.3	155.4
Noncontrolling interests	(1.7)	—	(0.1)	(3.5)	(1.0)
Net income attributable to JCG	$46.6	$19.9	$46.7	$155.8	$154.4

Net income attributable to JCG	$46.6	$19.9	$46.7	$155.8	$154.4
Less: Allocation of earnings to restricted stock	1.6	0.7	1.5	5.5	5.1
Net income attributable to JCG common shareholders	$45.0	$19.2	$45.2	$150.3	$149.3

Basic weighted-average shares outstanding (in millions)	178.0	179.9	179.7	179.7	182.2
Diluted weighted-average shares outstanding (in millions)	183.6	186.4	186.0	186.8	184.9

Diluted earnings per share	$0.25	$0.10	$0.24	$0.80	$0.81

Average assets under management (in billions)	$191.2	$192.1	$179.2	$190.6	$175.8

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$364.4	$452.5
Investment securities	327.1	344.0
Other assets	186.0	198.5
Property and equipment, net	38.7	31.1
Intangible assets and goodwill, net	1,955.3	1,768.7
Total assets	$2,871.5	$2,794.8

Liabilities, redeemable noncontrolling interests and equity
Debt	$406.1	$450.5
Other liabilities	272.6	270.8
Deferred income taxes	498.9	480.0
Redeemable noncontrolling interests	21.8	5.4
Total equity	1,672.1	1,588.1
Total liabilities, redeemable noncontrolling interests and equity	$2,871.5	$2,794.8

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Cash provided by (used in):
Operating activities	$124.0	$122.0	$88.4	$274.4	$218.4
Investing activities	5.4	0.9	(36.2)	(118.5)	128.4
Financing activities	(57.5)	(128.8)	(34.2)	(239.4)	(238.3)
Effect of foreign exchange rate changes	0.1	(0.9)	(0.4)	(4.6)	(0.5)
Net change during period	$72.0	$(6.8)	$17.6	$(88.1)	$108.0

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Growth / Core (1)	Global / International	Mathematical Equity	Fixed Income (1)	Value	Total Company (Excluding Money Market and ETPs)	Exchange- Traded Products (“ETPs”) (2) (3)	Money Market	Total Company
QUARTERLY
December 31, 2015	$64.9	$22.5	$47.6	$44.4	$8.4	$187.8	$3.2	$1.3	$192.3
Sales	3.2	1.3	1.5	5.8	0.3	12.1	2.6	0.1	14.8
Redemptions	(3.7)	(1.6)	(3.0)	(3.4)	(1.0)	(12.7)	(1.9)	(0.1)	(14.7)
Net Sales (Redemptions)	(0.5)	(0.3)	(1.5)	2.4	(0.7)	(0.6)	0.7	—	0.1
Market/Fund Performance	3.8	1.1	2.5	0.4	0.4	8.2	(1.0)	—	7.2
September 30, 2015	$61.6	$21.7	$46.6	$41.6	$8.7	$180.2	$3.5	$1.3	$185.0
Sales	3.1	2.7	1.5	4.2	0.2	11.7	3.7	0.3	15.7
Redemptions	(4.0)	(2.3)	(3.1)	(4.4)	(1.2)	(15.0)	(1.9)	(0.2)	(17.1)
Net Sales (Redemptions)	(0.9)	0.4	(1.6)	(0.2)	(1.0)	(3.3)	1.8	0.1	(1.4)
Market/Fund Performance	(4.6)	(3.0)	(2.6)	(1.0)	(0.7)	(11.9)	(1.3)	—	(13.2)
Acquisitions (4)	—	—	—	7.1	—	7.1	—	—	7.1
June 30, 2015	$67.1	$24.3	$50.8	$35.7	$10.4	$188.3	$3.0	$1.2	$192.5
Sales	3.6	2.6	2.2	2.7	0.5	11.6	2.7	0.2	14.5
Redemptions	(3.5)	(1.7)	(2.2)	(2.4)	(1.6)	(11.4)	(2.7)	(0.2)	(14.3)
Net Sales (Redemptions)	0.1	0.9	—	0.3	(1.1)	0.2	—	—	0.2
Market/Fund Performance	(0.3)	0.6	(0.3)	(0.3)	(0.1)	(0.4)	0.3	—	(0.1)
March 31, 2015	$67.3	$22.8	$51.1	$35.7	$11.6	$188.5	$2.7	$1.2	$192.4
Sales	3.9	2.7	1.4	3.5	0.8	12.3	3.6	0.1	16.0
Redemptions	(3.0)	(1.4)	(2.7)	(2.7)	(1.4)	(11.2)	(2.8)	(0.2)	(14.2)
Net Sales (Redemptions)	0.9	1.3	(1.3)	0.8	(0.6)	1.1	0.8	(0.1)	1.8
Market/Fund Performance	2.5	1.2	1.4	0.5	—	5.6	(0.5)	—	5.1
December 31, 2014	$63.9	$20.3	$51.0	$34.4	$12.2	$181.8	$2.4	$1.3	$185.5
Sales	3.1	1.8	2.0	5.3	0.7	12.9	1.1	0.1	14.1
Redemptions	(3.1)	(1.3)	(2.6)	(2.5)	(1.4)	(10.9)	(0.4)	(0.2)	(11.5)
Net Sales (Redemptions)	—	0.5	(0.6)	2.8	(0.7)	2.0	0.7	(0.1)	2.6
Market/Fund Performance	3.7	0.2	2.2	0.1	0.6	6.8	(0.6)	—	6.2
Acquisitions (2)	—	—	—	—	—	—	2.3	—	2.3
September 30, 2014	$60.2	$19.6	$49.4	$31.5	$12.3	$173.0	$—	$1.4	$174.4

ANNUAL
December 31, 2015	$64.9	$22.5	$47.6	$44.4	$8.4	$187.8	$3.2	$1.3	$192.3
Sales	13.8	9.3	6.6	16.2	1.8	47.7	12.6	0.7	61.0
Redemptions	(14.2)	(7.0)	(11.0)	(12.9)	(5.2)	(50.3)	(9.3)	(0.7)	(60.3)
Net Sales (Redemptions)	(0.4)	2.3	(4.4)	3.3	(3.4)	(2.6)	3.3	—	0.7
Market/Fund Performance	1.4	(0.1)	1.0	(0.4)	(0.4)	1.5	(2.5)	—	(1.0)
Acquisitions (4)	—	—	—	7.1	—	7.1	—	—	7.1
December 31, 2014	$63.9	$20.3	$51.0	$34.4	$12.2	$181.8	$2.4	$1.3	$185.5
Sales	10.6	5.5	6.6	13.7	2.5	38.9	1.1	0.6	40.6
Redemptions	(13.7)	(5.2)	(8.3)	(9.3)	(7.3)	(43.8)	(0.4)	(0.7)	(44.9)
Net Sales (Redemptions)	(3.1)	0.3	(1.7)	4.4	(4.8)	(4.9)	0.7	(0.1)	(4.3)
Market/Fund Performance	6.2	0.7	5.1	1.1	1.1	14.2	(0.6)	—	13.6
Acquisitions (2)	—	—	—	—	—	—	2.3	—	2.3
December 31, 2013	$60.8	$19.3	$47.6	$28.9	$15.9	$172.5	$—	$1.4	$173.9

Notes:

(1)  Growth / Core and Fixed Income assets and flows reflect an even split of the Janus Balanced fund between the two categories.

(2)  VS Holdings Inc., the parent company of VelocityShares, LLC, was acquired on December 1, 2014, prior to that the firm did not have exchange-traded products (“ETPs”).

(3)  ETP sales (“creates”) and redemptions across all periods were adjusted due to a revised reporting method by the subsidiary; ending and average assets were not impacted.

(4) Kapstream was acquired on July 1, 2015.

NON-GAAP FINANCIAL MEASURES

(amounts in millions, except per share data)

	Three Months
	Ended	Year Ended
	September 30,	December 31,
	2015	2015

Net income attributable to JCG	$19.9	$155.8
Less: Allocation of earnings to restricted stock	0.7	5.5
Net income attributable to JCG common shareholders	19.2	150.3
Non-GAAP adjustments:
Loss on extinguishment of debt	36.3	36.3
Tax effect of loss on extinguishment of debt	(13.5)	(13.5)
Allocation of loss on extinguishment of debt to participating restricted stock awards	(0.8)	(0.8)
Net income attributable to JCG common shareholders, adjusted	$41.2	$172.3

Diluted weighted-average shares outstanding	186.4	186.8

Diluted earnings per share attributable to JCG common shareholders	$0.10	$0.80
Diluted earnings per share attributable to JCG common shareholders, adjusted	$0.22	$0.92

Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Relative Return Strategies” means all relative return discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales, commodity linked investments and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risks, fund holdings and other details.

The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a three-year performance history.

The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.